News Release

Worldwide Press Office:

Email: media.relations@united.com

United Airlines Reports April 2010 Operational Performance

CHICAGO, May 10, 2010 – United Airlines today reported its preliminary consolidated traffic results for April 2010. Total consolidated revenue passenger miles (RPMs) increased in April by 0.6% on a decrease of 1.2% in available seat miles (ASMs) compared with the same period in 2009. This resulted in a reported April consolidated passenger load factor of 81.4%, an increase of 1.5 points compared to 2009.

For April 2010, consolidated passenger revenue per available seat mile (PRASM) is estimated to have increased 23.0% to 24.0% year over year. Consolidated PRASM is estimated to have increased 5.5% to 6.5% for April 2010 compared to April 2008, 2.6 percentage points of which were due to growth in ancillary revenues.

The company estimates that volcanic ash related cancellations in April reduced April revenue by approximately $35 million and resulted in a 2.8 point decline in capacity for the month.

United reported a U.S. Department of Transportation on-time arrival rate of 88.5% in April.

Average April 2010 mainline fuel price, including gains or losses on settled fuel hedges and excluding non-cash, mark-to-market fuel hedge gains and losses, is estimated to be $2.21 per gallon. Including non-cash, mark-to-market fuel hedge gains and losses, the estimated fuel price is $2.07 per gallon for the month.

About United

United Airlines, a wholly-owned subsidiary of UAL Corporation (Nasdaq: UAUA), operates approximately 3,300* flights a day on United and United Express to more than 230 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 1,077 destinations in 175 countries worldwide. United’s 46,000 employees reside in every U.S. state and in many countries around the world. United ranked No. 1 in on-time performance for domestic scheduled flights for 2009 among America’s five largest global carriers, as measured by the Department of Transportation and published in the Air Travel Consumer Report for 2009. News releases and other information about United can be found at the company’s Web site at united.com, and follow United on Twitter @UnitedAirlines.

*	Based on United’s forward-looking flight schedule for January 2010 to December 2010

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

News Release

REVENUE PASSENGER MILES (‘000)*
	April 2010	April 2009	Change
North America	4,725,694	4,858,381	-2.7%

Pacific	1,828,850	1,688,770	8.3%
Atlantic	1,280,897	1,475,361	-13.2%
Latin America	261,513	283,463	-7.7%

Total International	3,371,260	3,447,594	-2.2%

Total Mainline	8,096,954	8,305,975	-2.5%

Regional Affiliates	1,353,168	1,083,408	24.9%

Total Consolidated	9,450,122	9,389,383	0.6%

AVAILABLE SEAT MILES (‘000)*

North America	5,568,261	5,718,306	-2.6%

Pacific	2,327,125	2,331,262	-0.2%
Atlantic	1,653,617	1,920,472	-13.9%
Latin America	325,979	378,380	-13.8%

Total International	4,306,721	4,630,114	-7.0%

Total Mainline	9,874,982	10,348,420	-4.6%

Regional Affiliates	1,736,888	1,402,467	23.8%

Total Consolidated	11,611,870	11,750,887	-1.2%

LOAD FACTOR*

North America	84.9%	85.0%	-0.1 pts

Pacific	78.6%	72.4%	6.2 pts
Atlantic	77.5%	76.8%	0.7 pts
Latin America	80.2%	74.9%	5.3 pts

Total International	78.3%	74.5%	3.8 pts

Total Mainline	82.0%	80.3%	1.7 pts

Regional Affiliates	77.9%	77.3%	0.6 pts

Total Consolidated	81.4%	79.9%	1.5 pts

REVENUE PASSENGERS BOARDED (‘000)*

Mainline	4,402	4,706	-6.5%
Regional Affiliates	2,345	2,045	14.7%

Total Consolidated	6,747	6,751	-0.1%

CARGO TON MILES (000)*

Freight	146,413	108,294	35.2%
Mail	14,814	16,654	-11.0%

Total Mainline	161,227	124,948	29.0%

*	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

News Release

REVENUE PASSENGER MILES (‘000)*	YTD April 2010	YTD April 2009	Change

North America	17,823,298	18,309,773	-2.7%

Pacific	6,998,769	6,654,025	5.2%
Atlantic	5,021,821	4,991,318	0.6%
Latin America	1,145,645	1,223,155	-6.3%

Total International	13,166,235	12,868,498	2.3%

Total Mainline	30,989,533	31,178,271	-0.6%

Regional Affiliates	4,940,292	4,019,441	22.9%

Total Consolidated	35,929,825	35,197,712	2.1%

AVAILABLE SEAT MILES (‘000)*

North America	21,622,085	22,710,161	-4.8%

Pacific	8,448,279	9,122,377	-7.4%
Atlantic	6,546,109	6,871,464	-4.7%
Latin America	1,419,305	1,635,663	-13.2%

Total International	16,413,693	17,629,504	-6.9%

Total Mainline	38,035,778	40,339,665	-5.7%

Regional Affiliates	6,524,545	5,484,569	19.0%

Total Consolidated	44,560,323	45,824,234	-2.8%

LOAD FACTOR*

North America	82.4%	80.6%	1.8 pts

Pacific	82.8%	72.9%	9.9 pts
Atlantic	76.7%	72.6%	4.1 pts
Latin America	80.7%	74.8%	5.9 pts

Total International	80.2%	73.0%	7.2 pts

Total Mainline	81.5%	77.3%	4.2 pts

Regional Affiliates	75.7%	73.3%	2.4 pts

Total Consolidated	80.6%	76.8%	3.8 pts

REVENUE PASSENGERS BOARDED (‘000)*

Mainline	16,828	17,852	-5.7%
Regional Affiliates	8,737	7,567	15.5%

Total Consolidated	25,565	25,419	0.6%

CARGO TON MILES (000)*

Freight	560,124	393,622	42.3%
Mail	63,344	69,614	-9.0%

Total Mainline	623,468	463,236	34.6%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

News Release

GAAP To Non-GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. Since the Company did not apply cash flow hedge accounting prior to April 1, 2010, the Company believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting. The non-cash mark to market adjustment includes the reversal of prior period non-cash mark to market related to April hedge settlements and April mark to market gain related to hedges that will settle in May and June 2010, which were not designated as cash flow hedges.

April 2010
Mainline fuel price per gallon excluding non-cash, net mark-to-market gains and losses	$2.21
Add: Non-cash, net mark to market (gains) and losses per gallon	(0.14)

Mainline fuel price per gallon	$2.07

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

# # #

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601